EXHIBIT 10.5

PHYSICIANPLUS™ AGREEMENT

(Branded Products)

This PHYSICIAN PLUS AGREEMENT (“Agreement”), effective August 15, 2004 (“Effective Date”), is between Hemosense, Inc., a California corporation with its principal offices located at 651 River Oaks Parkway, San Jose, California 95134, hereinafter called “SUPPLIER,” and Cardinal Health 200, Inc., a Delaware Corporation that is the Medical Products and Services Group of Cardinal Health, with offices located at 1450 Waukegan Road, McGaw Park, Illinois 60085, hereinafter called “DISTRIBUTOR.”

BACKGROUND

DISTRIBUTOR works with its physician customers to provide a broad product offering while helping those customers make the best possible product choices to maximize their supply budget dollars. This broad product offering contains, among other products, PhysicianPlus™ products. Distributor’s intent is, through its strategic program called the PhysicianPlus™ Program, to encourage its physician customers’ conversion to Distributor’s portfolio of PhysicianPlus products.

SUPPLIER desires to have certain of its products (specifically, the “Products” as defined in Section 1 below) included in the PhysicianPlus Program and DISTRIBUTOR is willing to include the Products in such program subject to the terms and conditions of this Agreement.

SUPPLIER and DISTRIBUTOR agree as follows:

1. Products Covered by this Agreement; Exclusivity.

The products covered by this Agreement are those products listed on Schedule “A” (the “Products”). Products may be added to or deleted from this Agreement by mutual consent of the parties. SUPPLIER hereby appoints DISTRIBUTOR as, and DISTRIBUTOR hereby accepts such appointment as, the exclusive distributor of the Products for physician offices, clinics and surgery centers in the United States (the “Customers”). SUPPLIER shall have the right, upon written notice to DISTRIBUTOR, to terminate this Agreement in the event DISTRIBUTOR fails to achieve the quarterly order volume targets as listed in Schedule “B” (the “Minimums”) and fails to cure such failure by placing a purchase order for Products an amount necessary to reach such Minimums within 30 days after written notice from SUPPLIER.

For so long as DISTRIBUTOR continues to achieve the Minimums, SUPPLIER shall not appoint any other person or entity to distribute the Products (or any products with the same specifications as the Products) to the Customers. SUPPLIER shall notify DISTRIBUTOR in the event SUPPLIER elects to exercise its rights to appoint any other distributors as permitted in the preceding sentence. Notwithstanding anything to the contrary above, SUPPLIER may, in its sole discretion, (i) solicit orders directly from and distribute Products directly to Customers without violating SUPPLIER’s exclusivity obligation described above (it being understood that SUPPLIER shall use commercially reasonable efforts to refer all inquiries from Customers regarding the purchase of Products to DISTRIBUTOR), and (ii) solicit orders and distribute Products to Customers through Quality Assured Services without violating SUPPLIER’s exclusivity obligation described above provided Quality Assured Services is not currently, and is not for so long as DISTRIBUTOR continues to achieve the Minimums set forth in this Agreement, authorized to resell the Products through other distributors and SUPPLIER uses best efforts to enforce its contractual rights against Quality Assurance Services as they relate to unauthorized distribution of Products.

The parties also acknowledge that as of the Effective Date, SUPPLIER has appointed a third-party distributor for the skilled nursing-care facility and extended-care markets. If that distribution agreement is terminated, the parties shall, upon Distributor’s request, discuss the possibility of extending the scope of Distributor’s exclusivity under this Agreement to cover such markets; provided that in any such case extension of Distributor’s exclusivity would require an increase in the Minimums described above.

2. Distributor’s Duties:

DISTRIBUTOR agrees that, during the term of this Agreement, the Products shall be included in the PhysicianPlus Program; as such program may be amended from time to time by DISTRIBUTOR in its sole

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

discretion (provided that such amendments shall in all cases be subject to the limitations of this Agreement). With regard to the PhysicianPlus Program, DISTRIBUTOR agrees to: (i) position the Products to its physician and clinic customers as PhysicianPlus products; (ii) provide financial incentives to its sales force to sell the Products to Distributor’s physician customers; (iii) provide focus on the development of marketing tools and promotions relating to the Products; (iv) assist and actively cooperate with SUPPLIER in complementary physician customer-focused promotional activities with regard to the Products; (v) provide access, when appropriate, to Distributor’s senior management, regional presidents and sales staff to facilitate the meeting of mutual objectives; (vi) maintain such inventory levels of Products as, DISTRIBUTOR in its sole discretion, deems necessary to meet customary demand; and (vii) provide SUPPLIER with a rolling 12-month non binding forecast of anticipated purchases updated quarterly. For purposes of this Agreement, the determination of whether a particular facility is classified a “physician” customer shall generally be based upon the “bill-to” location for that customer. Notwithstanding the foregoing, SUPPLIER acknowledges that DISTRIBUTOR reserves the right to classify facilities within integrated delivery networks or particular group purchasing organizations as an “acute”, “non-acute” or “physician” customer based upon the overall composition and purchasing characteristics of such networks or groups. DISTRIBUTOR agrees that, for so long as SUPPLIER has not exercised its rights to appoint additional distributors pursuant to the first sentence of the second paragraph of Section 1 and SUPPLIER has complied with requirements of the scope of the exceptions with regard to DISTRIBUTOR’s exclusive distribution rights as set forth in the remainder of that paragraph, DISTRIBUTOR will not sell or promote any third-party point-of-care anti-coagulation products during the term of this Agreement other than any such products sold to DISTRIBUTOR by vendors who were selling these types of products to DISTRIBUTOR as of the Effective Date. SUPPLIER acknowledges and agrees that (i) except as described above, DISTRIBUTOR is not prohibited from using, selling or promoting products which are competitive with the Products and (ii) DISTRIBUTOR has no minimum purchase obligations under this Agreement, provided that DISTRIBUTOR acknowledges that its failure to achieve the Minimums and to cure such failure will give SUPPLIER the right to terminate this Agreement as described in Section 1 above.

3. Term. The term of this Agreement shall begin on the Effective Date and shall continue for three (3) years, or until earlier terminated in accordance with the provisions of Section 6 below. At the end of the term, the parties may renew the Agreement for successive one (1) year terms on mutual written agreement.

4. Pricing and Payment Terms.

a. The prices for Products ordered by the DISTRIBUTOR shall be as set forth on Schedule A. All such prices shall remain firm until [***]. Shall a price change be incurred, SUPPLIER agrees to give DISTRIBUTOR 90 days of notification, and incorporate such price changes at the start of the calendar year. Notwithstanding anything to the contrary set forth herein or in any other agreement between SUPPLIER and DISTRIBUTOR: (i) payments are due net 30 days from the date of DISTRIBUTOR’s receipt of Product, (ii) for payments received within 30 days from the date of DISTRIBUTOR’s receipt of Product, DISTRIBUTOR shall receive a [***]% discount on such payment; provided that, upon SUPPLIER’s implementation of EDI transaction #810, such discount shall only apply where payments are received within 10 days of the date of DISTRIBUTOR’s receipt of Product; (iv) SUPPLIER shipments to DISTRIBUTOR’s locations in the U.S. will be FOB Destination, transportation expenses included, and (v) to the extent SUPPLIER agrees in its discretion to expedite Product shipments, (including through Direct (Drop) shipments to DISTRIBUTOR’s customers) shipment by SUPPLIER must be F.O.B. Destination, with shipment Prepaid by SUPPLIER and added to the invoice to DISTRIBUTOR.

b. DISTRIBUTOR and SUPPLIER agree to work together in good faith to review the opportunity of utilizing DISTRIBUTOR’s third-party logistics freight program pursuant to terms to be mutually agreed upon.

c. Distributor shall deduct an administrative fee of [***]% at the time of invoice payment to cover the costs of trace sales reports, the rebate process, contract administration, master merchandise file costs and other costs to assist with ongoing administration and support of the program

d. SUPPLIER agrees to the following process with regard to rebates: DISTRIBUTOR uses an auto-debit system where rebate dollars are automatically deducted from a supplier’s payables balance upon the sale to the end-user customer. Rebate dollars are accumulated until a specified time period (usually one month) and then the deduction is made. A remittance advice will follow showing which deductions have been made.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

e. As additional consideration for Distributor’s agreement to include the Products in the PhysicianPlus Program in accordance with the terms and conditions of this Agreement, SUPPLIER shall pay DISTRIBUTOR an annual volume growth incentive in the event Distributor’s purchases of Products (valued at the acquisition cost provided to DISTRIBUTOR hereunder) in any 12-month period following the Effective Date meet or exceed the following hurdles:

Percentage over applicable Minimum	Percentage Incentive Paid on Total Purchases During Twelve-Month Period
[***]%	[***]%
[***]%	[***]%
[***]%	[***]%
[***]% [***]	[***]%

Any volume growth incentive earned by DISTRIBUTOR will be paid in the form of a check within 30 days after the close of the applicable 12-month period. If this agreement is terminated prior to the expiration date, any earned growth incentives for the final consecutive twelve-month period, if any, will be prorated for the number of months this agreement was in effect during such final twelve-month period.

5. Supplier’s Duties. SUPPLIER shall:

a. Maintain silver status on Distributor’s Supply Chain Management Scoreboard, as set forth on Attachment 1 to this Agreement (attached and incorporated into this Agreement) (the “Scoreboard”).

b. Provide DISTRIBUTOR, free of charge, with reasonable quantities of available materials which would aid in the promotion and sale of the Products.

c. On or before the Effective Date, provide to DISTRIBUTOR, electronically via Excel or Access or such other format as the parties shall agree, such competitive cross referencing information with regard to the Products as DISTRIBUTOR shall reasonably request and, thereafter, update such information no less frequently than quarterly.

d. Attend Distributor’s Annual National Sales Meeting at the then-current PhysicianPlus supplier rate.

e. Collaborate with DISTRIBUTOR to review its various businesses and determine other market segment opportunities for the Products.

f. Provide various promotional opportunities for DISTRIBUTOR and its sales force, including without limitation, the “[***]” promotion, at times mutually agreed upon between the parties.

g. Make any claims for unpaid invoices in writing within ninety (90) days of the date of SUPPLIER’s first invoice for such amount. DISTRIBUTOR will not be obligated to make payments for, or investigate, entries which are dated more than ninety (90) days before SUPPLIER’s written claim or request for investigation.

h. On a [***] basis, use commercially reasonable efforts, in conjunction with DISTRIBUTOR, to [***]. Excess/no move inventory is any inventory of Products in a given distribution center that exceeds [***] ([***]) months of customer demand for that distribution center. “Salable” Product is defined as undamaged Product in its original sealed shipping carton.

i. Not impose any item or order minimums inconsistent with SUPPLIER’s standard terms and conditions of sale.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

j. Use commercially reasonable efforts to maintain [***]% Fill Rate (defined below) on all orders for Products. Fill Rate is defined as complete line items shipped within [***] hours of receipt of DISTRIBUTOR’s purchase order.

k. In addition to any electronic data interchange (EDI) transactions which are required under DISTRIBUTOR’s “Supplier Price Change & Notification Policy”, use commercially reasonable efforts to implement and maintain the systems necessary to utilize the following:

i. Purchase Order (EDI #850): Transmitted by DISTRIBUTOR to SUPPLIER and received electronically by SUPPLIER without data entry.

ii. Invoice (EDI #810): Received electronically by DISTRIBUTOR from SUPPLIER without data entry.

iii. Shipment Notice (EDI #856): Transmitted by SUPPLER to DISTRIBUTOR when shipment leaves SUPPLIER’s facility.

6. Termination. Either party shall have the right to terminate this Agreement on written notice if the other (a) commits or suffers any act of bankruptcy or insolvency, or (b) fails to cure any material breach of the provisions of this Agreement within thirty (30) days after written notice of such breach.

7. Trade Out Program. During the term of this Agreement, SUPPLIER will offer to Distributor’s physician customers a reasonably competitive equipment trade out program.

8. Warranties, Indemnification and Insurance. SUPPLIER specifically warrants to DISTRIBUTOR that the Products are free from material defects in workmanship and materials and are in material compliance with the specifications for them and that the Products will have a minimum of [***] month self-life when delivered to DISTRIBUTOR. SUPPLIER further agrees to comply with the provisions of the Continuing Guaranty attached hereto as Exhibit 1, the terms and conditions of which are made part hereof to the extent consistent with the terms set out in the body of this Agreement.

9. Miscellaneous.

a. Notices. Any notice required or permitted under this Agreement shall be in writing and shall be deemed to have been given upon receipt if forwarded by personal delivery, certified mail, or facsimile transmission (transmission confirmed) properly addressed to the respective parties as set forth below until notice of a different address is supplied in accordance with this Section:

If to SUPPLIER:	HemoSense
651 River Oaks Parkway
San Jose, CA 95134
Attn:
Title: CEO or EVP Sales and Marketing
Facsimile: 408 719 1184

If to DISTRIBUTOR:	Cardinal Health
Medical Products and Services
1450 Waukegan Road
McGaw Park, IL 60085
Attn:
Title: Associate Supplier Relations Manager
Facsimile: 847-689-5080

c. Entire Agreement. This Agreement is the entire agreement between the parties hereto with regard to the parties’ respective obligations relating to the PhysicianPlus Program and the distribution of the Products, there being no prior written or oral promises or representations not incorporated herein with respect to such matters. Without limiting the foregoing, the parties agree that the provisions of Section 306(2)

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

of the Uniform Commercial Code shall not apply to the obligations of either party under this Agreement and that no marketing or sales obligations shall be implied other than those expressly set forth herein.

d. Applicable Law. This Agreement shall be governed by the laws of the State of Illinois, applicable to contracts made and to be performed in that state.

e. Amendments. No amendment or modification of the terms of this Agreement shall be binding on either party unless reduced to writing and signed by an authorized employee of the party to be bound.

f. Waiver of Punitive Damages and Jury Trial. Both parties irrevocably waive trial by jury in any action, proceeding or counterclaim, whether at law or in equity, brought by either of them arising out of this Agreement. SUPPLIER and DISTRIBUTOR waive to the fullest extent permitted by law any right to or claim for any punitive or exemplary damages against the other and agree that, in the event of a dispute between them regarding this Agreement, the party making a claim will be limited to equitable relief and to recovery of any actual damages it sustains.

g. Publicity. Neither party will make any press release or other public announcement regarding this Agreement without the other party’s express prior written consent, except as required under applicable law or by any governmental agency, in which case the party required to make the press release or public disclosure shall use commercially reasonable efforts to obtain the approval of the other party as to the form, nature and extent of the press release or public announcement prior to issuing the press release or making the public announcement.

h. Force Majeure. The obligations of either party to perform under this Agreement shall be excused during each period of delay caused by matters such as strikes, shortages of power or raw material, government orders or acts of God, which are reasonably beyond the control of the party obligated to perform.

10. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that neither party shall have the right to assign its interest in this Agreement without the prior written authorization of the other party. Notwithstanding the foregoing, only notice (but no consent) shall be required in connection with SUPPLIER’s assignment of this Agreement in connection with a sale of all or substantially all of its business or assets to which this Agreement relates, whether by merger, consolidation, sale of assets or any similar transaction; provided that, within 60 days after DISTRIBUTOR‘s receipt of such notice, DISTRIBUTOR shall have the right to terminate this Agreement upon 30 days’ notice. Without modifying the foregoing, SUPPLIER agrees to cause any purchaser of the assets of SUPPLIER’s business to agree to assume all the obligations of SUPPLIER pursuant to this Agreement.

11. Counterparts. For convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.

IN WITNESS WHEREOF, the parties have by their duly authorized employees executed this Agreement as of the Effective Date.

HemoSense, Inc.

By:	/s/ James D. Merselis
Title:	President and CEO

CARDINAL HEALTH 200, INC., the Medical Products and

Services Group of Cardinal Health

By:	/s/ Illegible
Title:	VP Supplier Relations

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

SCHEDULE “A”

Product Listing and Prices

Cardinal Material #	Supplier Product #	Description: Product Name	Invoice Cost each			Suggested List Price	Contents
HI100004	0100004	INRatio Professional Kit	$	[***	]	$1,595.00	1 INRatio Meter 1 INRatio Professional User’s Guide 1 Quick Reference Guide	1 Power Supply 50 Lancets 1 Training Video

HI100007	0100007	INRatio Patient Self-Test Kit	$	[***	]	$1,995.00	1 INRatio Meter 1 INRatio Self-Test User’s Guide 1 Quick Reference Guide 1 Patient Results Log	1 auto-Lancet Device 12 Blood Lancets 1 Starter Kit 4 AA Batteries 1 Carrying Tote

HI100071	0100071	INRatio Test Strips -Box of 12	$	[***	]	$120.00	12 Test Strips

HI100139	0100139	INRatio Test Strips – Bulk Pack of 48	$	[***	]	$264.00	48 Test Strips

HI100011	0100011	Power Supply	$	[***	]	$20.00	1 Power Supply (120v)

HI200046	0200046	Axiohm Printer	$	[***	]	$350.00	1 Printer 1 Printer Cable 1 Power Transformer	1 User’s Manual 1 Roll of Labels 1 Spindle

HI200009	0200009	Professional VHS Video	$	[***	]	$5.00

HI200120	0200120	Self-Test VHS Video	$	[***	]	$5.00

HI200133	0200133	Self-Test DVD	$	[***	]	$5.00

HI200122	0200122	12 Unilet GP Lancets (21g) for use in auto-Lancet Device	$	[***	]	$3.50

HI200138	0200138	100 Unilet GP Lancets (21g) for use in auto-Lancet Device	$	[***	]	$12.50

HI200121	0200121	auto-Lancet Device	$	[***	]	$10.00

HI200016	0200016	Carrying Tote	$	[***	]	$19.95

HI200083	0200083	Patient Results Log 3 Pack	$	[***	]	$3.50

HI902009	0902009	50 “Unistik 2” Single Use Lancets (21g)	$	[***	]	$10.50

HemoSense, Inc	Customer Service:
651 River Oaks Pkwy	Tel: 1-877-436-6444 (7:00 am - 5:00 pm PST)
San Jose, CA 95134 USA	Fax: 408-719-1184
www.hemosense.com	Email: sales@hemosense.com

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

SCHEDULE “B”

Quarterly Minimum Purchase Targets from HemoSense:

	Q1			Q2			Q3			Q4			Total
2004							$	[***	]	$	[***	]	$	[***	]
2005	$	[***	]	$	[***	]	$	[***	]	$	[***	]	$	[***	]
2006	$	[***	]	$	[***	]	$	[***	]	$	[***	]	$	[***	]
First Half 2007	$	[***	]	$	[***	]

SUPPLIER acknowledges that the Minimums above are not binding purchase obligations and that its sole remedy in the event the Minimums above are not achieved by DISTRIBUTOR shall be to terminate this Agreement as set forth in Section 1 of this Agreement.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Exhibit 1

CONTINUING GUARANTY

Allegiance Healthcare Corporation

1430 Waukegan Road

McGaw Park, IL 60086-8787

Vendor :	(Name)	Hemo Sense, Inc.
	(Address)	400 Valley Way
Milpitas CA 95035

1. Compliance with Laws: Vendor guarantees that each product shipped to, or on the order of, Allegiance Healthcare Corporation or any affiliated corporation (“Allegiance”) is as of the date of shipment in compliance with all federal, state and local laws, regulations, rules and orders and agrees to provide Allegiance with such additional certifications of Vendor’s compliance with laws and regulations as Allegiance shall from time to time reasonably request to fulfill its obligations as a government contractor. Without limiting the foregoing, Vendor specifically guarantees that the products are not adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended and the regulations issued thereunder, or with the meaning of any applicable state or municipal law in which the definitions of adulteration and misbranding are substantially identical to those contained in the Federal Food, Drug and Cosmetic Act, or products that may not under the provisions of Sections 404, 505, 514 or 515 of said Act be introduced into interstate commerce, and are not banned devices under Section 516 of said Act, and the products are not products that may not under any state or municipal law, ordinance, regulation or order be introduced into commerce.

2. Child Labor Laws: Vendor represents and warrants that it compiles with all federal, state, local and other applicable laws, regulations, conventions or treaties prohibiting any form of child labor or other exploitation of children in the manufacturing and delivery or Vendor’s products or services.

3. Insurance: Vendor agrees to procure and maintain commercial general liability and products liability (including completed operations) insurance covering bodily injury and property damage, in the amount of not less than [***] Dollars ($[***]) per occurrence (or such higher limits as Allegiance shall reasonably request) with endorsements for blanket contractual liability and vendor’s liability. Vendor shall, on or before delivery of any product, furnish a certificate of insurance evidencing the foregoing coverage and limits, stating that the insurer shall give Allegiance thirty (30) days prior written notice of any cancellation or non-renewal in coverage. The certificate of insurance should also name Allegiance Healthcare Corporation and its ultimate parent company, Cardinal Health, Inc. as additional insureds.

4. Indemnification: Vendor agrees to indemnify and hold harmless Allegiance from any liability, loss, expense, cost, claim or judgment (including attorneys fees), arising out of: (a) any claim for property damage, or personal injury or death where the product is alleged to have caused or contributed to the damage, injury or death, provided that this indemnification does not extend to injuries, damages or death to the extent caused by gross negligence or reckless disregard on the part of Allegiance or any of its employees; and (b) any claim that the products infringe the patent, trademark or other proprietary rights of any other party.

5. Corrective Actions and Product Complaints: Vendor agrees that it will reimburse Allegiance for all costs associated with product corrective actions (including recalls), except those recalls that result from gross negligence or reckless disregard on the part of Allegiance or any of its employees. Vendor shall be responsible for notifying the appropriate federal, state and local authorities of any customer complaints or other occurrences regarding the Products which are required to be so reported, evaluating all complaints and responding to Allegiance in writing on the resolution of any complaints from Allegiance or its customers.

6. Private Label Products: If Vendor private labels any product for Allegiance, Vendor agrees: (a) to make no changes in the product, labeling or packaging of the product without first obtaining Allegiance’s written approval, and (b) to allow duly authorized representatives of Allegiance to enter and inspect Vendor’s facilities during normal business hours to determine Vendor’s adherence to quality assurance and regulatory compliance standards.

7. Survival of Guaranty: This guaranty shall be continuing and shall be binding upon the vendor and his or its heirs, executors, administrators, successors and/or assigns and shall inure to the benefit of Allegiances, its successors and assigns and to the benefit of its officers, directors, agents and employees.

Date: 3-24-2003

HEMO SENSE, INC.
Corporate Name or Name Under Which Business Is Conducted

/s/ J. D. MERSELIS Pres. & CEO
Signature & Title of Authorized Employee, Partner or Proprietor

J. D. MERSELIS
Printed Name & Title of Authorized Employee, Partner or Proprietor

APL-06-02B/Form 5	Chg No: CN-1058	Issue Date: 3/6/02	Page 1 of 1

For Use By Affiliates of Allegiance Healthcare Corporation

This document contains proprietary information. It may not be reproduced or disclosed without prior written approval

>>THE USER OF THIS DOCUMENT IS RESPONSIBLE FOR CHECKING THE CURRENT ISSUE DATE BEFORE USING THIS DOCUMENT<<

7/02 SupSetup.doc

Allegiance Healthcare Corp.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

AMENDMENT TO PHYSICIAN PLUS AGREEMENT

This AMENDMENT (“Amendment”) is made and entered into effect as of this 1 day of March     , 2005, by and between Hemosense, Inc., a California corporation, with its principal offices at 651 River Oaks Parkway, San Jose, California 95134 (“SUPPLIER”) and Cardinal Health 200, Inc., the Medical Products and Services group of Cardinal Health, a Delaware Corporation with offices at 1450 Waukegan Road, McGaw Park, IL 60085 (“DISTRIBUTOR”).

Recitals

SUPPLIER and DISTRIBUTOR are parties to that certain PhysicianPlus Agreement effective as of August 15, 2004 (the “Agreement”).

The parties desire to amend the terms and conditions of the Distribution Agreement.

Agreement

In consideration of the foregoing, the mutual covenants and agreements contained herein and in the Agreement, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. Section 1 of the Agreement is hereby deleted in its entirety and is replaced with the following language:

“1.	Products Covered; Authorization.

The products covered by this Agreement are those products listed on Schedule “A” (the “Products”). Products may be added to or deleted from this Agreement by mutual consent of the parties. SUPPLIER hereby appoints DISTRIBUTOR as a non-exclusive distributor of the Products for acute care facilities, physician offices, clinics and surgery centers in the United States, and DISTRIBUTOR accepts such grant for the term and on the conditions stated in this Agreement. SUPPLIER reserves the right to (i) distribute products directly to acute care facilities physician offices, clinics and surgery centers in the United States, and (ii) to appoint other distributors on a non-exclusive basis to sell the Products to acute care facilities physician offices, clinics and surgery centers in the United States.”

2. Section 2 of the Agreement is hereby deleted in its entirety and is replaced with the following language:

“2.	Distributor’s Duties:

DISTRIBUTOR agrees that, during the term of this Agreement, the Products shall be included in the PhysicianPlus Program, as such program may be amended from time to time by DISTRIBUTOR in its sole discretion with regard to the PhysicianPlus Program, DISTRIBUTOR agrees to: (i) position the Products to its physician and clinic customers as PhysicianPlus products; (ii) provide financial incentives to its sales force to sell the Products to Distributor’s physician customers; (iii) provide focus on the development of marketing tools and promotions relating to the Products; (iv) assist and actively cooperate with SUPPLIER in complementary physician customer-focused promotional activities with regard to the Products; (v) provide access, when appropriate, to Distributor’s senior management, regional presidents and sales staff to facilitate the meeting of mutual objectives; (vi) maintain such inventory levels of Products as, DISTRIBUTOR in its sole discretion, deems necessary to meet customary demand For purposes of this Agreement, the determination of whether a particular facility is classified a “physician” customer shall generally be based upon the “bill-to” location for that customer. Notwithstanding the foregoing, SUPPLIER acknowledges that DISTRIBUTOR reserves the right to classify

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

facilities within integrated delivery networks or particular group purchasing organizations as an “acute”, “non-acute” or “physician” customer based upon the overall composition and purchasing characteristics of such networks or groups SUPPLIER acknowledges and agrees that (a) DISTRIBUTOR is not prohibited from using, selling or promoting products which are competitive with the Products and (b) DISTRIBUTOR has no minimum purchase obligations under this Agreement.”

3. The following sentence is hereby added at the end of Section 6 of the Agreement:

“In addition, each party shall have the right to terminate this Agreement, with or without cause, upon not less than 90 days written notice to the other party.”

4. Schedule B of the Agreement is hereby deleted in its entirety.

5. Except as otherwise provided herein, the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and date first written.

Hemosense, Inc.

By:	/s/ T. Still
Title:	EVP S&M
Date:	3/8/05

Cardinal Health 200, Inc., the Medical Products and Services Group of Cardinal Health

By:	/s/ Illegible
Title:	VP Supplier Relations
Date:	3/7/05

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.